Exhibit 99.1

Integral Ad Science Reports Second Quarter 2021 Financial Results

Total revenue increased 55% year-over-year to $75.1 million; programmatic revenue increased 94% to $31.8 million

NEW YORK – August 12, 2021 – Integral Ad Science Holding Corp. (“IAS”) (Nasdaq: IAS), a global leader in digital media quality, today announced financial results for the second quarter ended June 30, 2021.

“IAS delivered record performance in the second quarter driven by continued growth in both advertiser direct and programmatic revenue. We also achieved a significant milestone this quarter with our successful IPO, advancing our position as the global benchmark for trust and transparency in digital media quality,” said Lisa Utzschneider, CEO of IAS. “More customers are partnering with IAS to make every impression count in key growth areas including programmatic, social, connected TV (CTV), and international markets. Earlier this week, we announced our acquisition of Publica, the CTV advertising platform. By acquiring Publica, we are demonstrating our commitment to leading the future of digital media quality in CTV.”

Second Quarter 2021 Financial Highlights

•	Total revenue was $75.1 million, a 55% increase compared to $48.3 million in the second quarter of 2020, which was significantly impacted by the Covid-19 pandemic.

•	Advertiser direct revenue was $35.3 million, a 40% increase compared to $25.1 million in the prior-year period.

•	Programmatic revenue was $31.8 million, a 94% increase compared to $16.4 million in the prior-year period.

•	Supply side revenue increased to $8.0 million compared to $6.8 million in the prior-year period.

•	International revenue (excluding the Americas) was $29.6 million, a 58% increase compared to $18.7 million in the prior-year period, or approximately 40% of total revenue.

•	Gross profit was $62.2 million, a 57% increase compared to $39.6 million in the prior-year-period. Gross profit margin was 83% compared to 82% in the prior-year period.

•	Net loss was $35.1 million, or $0.26 per share, compared to a loss of $16.5 million,or $0.12 per share, in the prior-year-period.

•	Adjusted EBITDA* increased to $25.7 million compared to $3.8 million in the prior-year period. Adjusted EBITDA* margin increased to 34% compared to 8% in the prior-year period.

•

Cash and cash equivalents were $73.2 million at June 30, 2021. Following the second quarter, IAS closed its initial public offering (IPO) on July 2, 2021 raising net proceeds of over $244 million. In addition, IAS closed an additional $31 million from the exercise of the underwriters’ option, aggregating approximately $275 million in total proceeds.

*	See “Supplemental Disclosure Regarding Non-GAAP Financial Information” section herein for an explanation of these measures.

Recent Business Highlights

•

IAS announced it acquired Publica, the CTV advertising platform, in a cash and stock transaction valued at $220 million. With this acquisition, IAS will help publishers better monetize their video programming across CTV devices.

•

IAS and TikTok have launched a brand safety beta, providing advertisers with industry-leading controls aligned with Global Alliance for Responsible Media (GARM) standards for in-feed video. The new global solution uses proprietary frame-by-frame video, audio, and text classification technology specifically designed for social environments allowing advertisers to confidently promote their brands on TikTok.

•

IAS released five research studies this quarter, including its anticipated H2 2020 Media Quality Report (MQR), which shared unique insights extracted from the trillions of data events the company measures monthly. The report showed that in the second half of 2020, brand risk increased worldwide, while global fraud rates among optimized campaigns dropped below 1%, indicating the demand for and value of digital ad verification solutions.

•	LinkedIn and IAS are expanding their partnership adding Viewability and Invalid traffic measurement for LinkedIn owned and operated video inventory.

Financial Outlook

“Our investments in product innovation and international growth are delivering results for our customers and contributed to our strong performance in the second quarter,” said Joe Pergola, CFO of IAS. “Our three revenue streams posted solid growth with programmatic representing 42% of total second quarter revenue compared to 34% in the prior-year-period. Moving forward, we expect to further develop our high-growth areas and expand our global footprint while maintaining strong profitability.”

IAS is introducing the following financial guidance for the third quarter of 2021 and full year, which includes the anticipated contribution from the Publica acquisition:

Quarter Ending September 30, 2021:

•	Total revenue in the range of $74 million to $76 million

•	Adjusted EBITDA* in the range of $16 million to $18 million

Year Ending December 31, 2021:

•	Total revenue in the range of $308 million to $312 million

•	Adjusted EBITDA* in the range of $87 million to $91 million

Integral Ad Science Holding Corp.

Condensed Consolidated Balance Sheets

(Unaudited)

(IN THOUSANDS, EXCEPT PER UNIT AND SHARE DATA)	June 30, 2021	December31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$73,234	$51,734
Restricted cash	75	187
Accounts receivable, net	41,491	45,418
Unbilled receivables	25,246	28,083
Prepaid expenses and other current assets	12,701	4,101

Total current assets	152,747	129,523
Property and equipment, net	1,495	2,243
Internal use software, net	16,918	12,322
Intangible assets, net	218,820	243,348
Goodwill	458,276	458,586
Other long term assets	4,057	3,557

Total assets	$852,313	$849,579

LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY	—
Current liabilities:	—
Accounts payable and accrued expenses	$44,732	$38,789
Due to related party	67	150
Capital leases payable	105	325
Deferred revenue	754	1,144

Total current liabilities	45,658	40,408
Accrued rent	1,913	1,827
Net deferred tax liability	18,808	24,794
Long-term Debt	352,095	351,071

Total liabilities	$418,474	$418,100

Commitments and Contingencies (Note 13)	—
Members’/Stockholders’ Equity	—
Units, $4.1322314 par value, 0 units authorized at June 30, 2021, 0 units and 134,039,494 issued and outstanding at June 30, 2021 and December 31, 2020, respectively	—	553,717
Preferred Stock, $0.001 par value, 50,000,000 shares authorized at June 30, 2021; 0 shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common Stock, $0.001 par value, 500,000,000 shares authorized at June 30, 2021, 134,203,403 shares issued and outstanding at June 30, 2021; 0 shares issued and outstanding at December 31, 2020	134	—
Additional paid-in capital (1)	430,368	—
Accumulated other comprehensive income	3,337	4,523
Accumulated deficit (1)	—	(126,761)

Total members’/stockholders’ equity	433,839	431,479

Total liabilities and member’s/stockholders equity	$852,313	$849,579

(1)	Balances prior to the Company’s conversion to a Delaware corporation have been reclassified to additional paid-in capital to give effect to the corporate conversion described in Note 1.

Integral Ad Science Holding Corp.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	$75,075	$48,320	$142,027	$102,362
Operating expenses:
Costs of revenue	12,925	8,756	24,344	17,911
Sales and marketing	27,268	16,754	43,813	35,124
Technology and development	20,176	12,726	32,944	25,062
General and administrative	33,044	7,946	41,592	15,586
Depreciation and amortization	14,603	16,413	28,998	32,751

Total operating expenses	108,016	62,595	171,691	126,434
Operating loss	(32,941)	(14,275)	(29,664)	(24,072)
Interest expense, net	(5,167)	(7,695)	(12,126)	(15,953)

Net loss before benefit from income taxes	(38,108)	(21,970)	(41,790)	(40,025)
Benefit from income taxes	3,045	5,519	3,958	9,130

Net loss	$(35,063)	$(16,451)	$(37,832)	$(30,885)

Net loss per share - basic and diluted (1):	$(0.26)	$(0.12)	$(0.28)	$(0.23)
Basic and diluted weighted average shares outstanding	133,981,985	134,050,576	133,996,147	134,051,786
Other comprehensive income (loss):
Foreign currency translation adjustments	718	1,190	(1,186)	(724)

Total comprehensive loss	$(34,345)	$(15,261)	$(39,018)	$(31,619)

(1)	Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion described in Note 1.

Integral Ad Science Holding Corp.

Condensed Consolidated Statements of Changes in Members’/Stockholders’ Equity

(Unaudited)

Three Months Ended June 30, 2021

	Members’ Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units (1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’ equity/stockholders’ equity
Balances at April 1, 2021	133,957,034	$553,304	—	$—	$—	$2,619	$(130,322)	$425,601

Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Stock-based compensation	—	—	—	—	38,148	—	—	38,148
Foreign currency translation adjustment	—	—	—	—	—	718	—	718
Net loss	—	—	—	—	—	—	(35,063)	(35,063)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—

Balances at June 30, 2021	—	$—	134,203,403	$134	$430,368	$3,337	$—	$433,839

Six Months Ended June 30, 2021

	Members’ Interest		Common Stock
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units (1)	Amount	Shares	Amount	Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’ equity/stockholders’ equity
Balances at January 1, 2021	134,039,494	$553,717	—	$—	$—	$4,523	$(126,761)	$431,479

Repurchase of units	(99,946)	(413)	—	—	—	—	(791)	(1,204)
Units vested	17,486	—	—	—	—	—	—	—
Option exercises	246,369	1,075	—	—	3,360	—	—	4,435
Stock-based compensation	—	—	—	—	38,148	—	—	38,148
Foreign currency translation adjustment	—	—	—	—	—	(1,186)	—	(1,186)
Net loss	—	—	—	—	—	—	(37,832)	(37,832)
Conversion to Delaware corporation (Note 1)	(134,203,403)	(554,379)	134,203,403	134	388,860	—	165,385	—

Balances at June 30, 2021	—	$—	134,203,403	$134	$430,368	$3,337	$—	$433,839

Three Months Ended June 30, 2020

	Members’ Interest
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units (1)	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’ equity/stockholders’ equity
Balances at April 1, 2020	134,050,576	$553,778	$—	$(1,739)	$(108,821)	$443,218

Foreign currency translation adjustment	—	—	—	1,190	—	1,190
Net loss	—	—	—	—	(16,451)	(16,451)

Balances at June 30, 2020	134,050,576	$553,778	$—	$(549)	$(125,272)	$427,957

Six Months Ended June 30, 2020

	Members’ Interest
(IN THOUSANDS, EXCEPT UNITS AND SHARES)	Units (1)	Amount	Additional paid in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total members’ equity/stockholders’ equity
Balances at January 1, 2020	134,034,604	$553,862	$—	$175	$(94,365)	$459,672

Repurchase of units	(20,328)	(84)	—	—	(12)	(96)
Units vested	36,300	—	—	—	—	—
Foreign currency translation adjustment	—	—	—	(724)	—	(724)
Net loss	—	—	—	—	(30,895)	(30,895)

Balances at June 30, 2020	134,050,576	$553,778	$—	$(549)	$(125,272)	$427,957

(1)	Amounts for periods prior to the Company’s conversion to a Delaware corporation have been retrospectively adjusted to give effect to the corporate conversion described in Note 1.

Integral Ad Science Holding Corp.

Consolidated Statement of Cash Flows

(Unaudited)

	Six Months Ended June 30,
(IN THOUSANDS)	2021	2020
Cash Flow from Operations
Net loss	$(37,832)	$(30,985)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	28,998	32,751
Stock-based compensation	41,531	—
Deferred tax provision	(6,582)	—
Amortization of debt issuance costs	683	683
Allowance for doubtful accounts	99	1,170
Non-cash interest expense	395	2,223
Changes in operating assets and liabilities:
Decrease in accounts receivable	3,718	5,777
Decrease in unbilled receivables	2,769	5,073
Increase in prepaid expenses and other current assets	(2,791)	(590)
Increase in taxes receivable	—	(9,074)
Increase in other long-term assets	(602)	(32)
Increase in accounts payable and accrued expenses	2,852	6,622
Increase (decrease) in due from related party	67	(172)
Increase in accrued rent	128	122
Decrease in deferred revenue	(377)	(420)

Net cash provided by operating activities	33,056	13,238

Cash Flows from Investing Activities:
Purchase of property and equipment	(318)	(330)
Acquisition and development of internal use software	(7,778)	(6,385)

Net cash used by investing activities	(8,096)	(6,715)

Cash Flows from Financing Activities:
Principal payments on capital lease obligations	(219)	(976)
Cash paid for share repurchases	(1,204)	(96)
Initial public offering costs paid	(2,767)	—
Exercise of stock options	1,075	—

Net cash used in financing activities	(3,115)	(1,072)

Net increase in cash, cash equivalents and restricted cash	21,845	5,451
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(553)	76
Cash, cash equivalents and restricted cash at beginning of period	54,721	30,370

Cash, cash equivalents and restricted cash at end of period	$76,013	$35,897

Supplemental Disclosures:
Cash paid during the month for:
Interest	$11,710	$8,909
Taxes	$1,170	$477
Non-cash investing and financing activities:
Deferred offering costs accrued, not paid	$2,956	$—
Assets acquired under capital leases	$—	$185
Property and equipment acquired in accounts payable	$127	$113
Conversion of members’ equity to additional paid-in capital	$165,385	$—

Supplemental Disclosure Regarding Non-GAAP Financial Information

We use supplemental measures of our performance, which are derived from our consolidated financial information, but which are not presented in our consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA is the primary financial performance measure used by management to evaluate our business and monitor ongoing results of operations. Adjusted EBITDA is defined as earnings (loss) before depreciation and amortization, stock-based compensation, interest expense, benefit from income taxes, acquisition, restructuring and integration costs and IPO readiness costs. Adjusted EBITDA margin represents the Adjusted EBITDA for the applicable period divided by the revenue for that period presented in accordance with GAAP.

We use non-GAAP financial measures to supplement financial information presented on a GAAP basis. We believe that excluding certain items from our GAAP results allows management to better understand our consolidated financial performance from period to period and better project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our shareholders with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons. Although we believe these measures are useful to investors and analysts for the same reasons, they are useful to management, as discussed below, these measures are not a substitute for, or superior to, U.S. GAAP financial measures or disclosures.

IAS is unable to provide a reconciliation for forward-looking guidance of Adjusted EBITDA to net income (loss), the most closely comparable GAAP measure, because certain material reconciling items, such as depreciation and amortization, stock-based compensation, interest expense, income tax expense (benefit) and acquisition, restructuring and integration expenses, cannot be estimated due to factors outside of IAS’s control and could have a material impact on the reported results. Accordingly, a reconciliation is not available without unreasonable effort.

Reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net loss, is presented below. We encourage you to review the reconciliations in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2021	2020	2021	2020
Net loss	$(35,063)	$(16,451)	$(37,832)	$(30,895)
Depreciation and amortization	14,603	16,413	28,998	32,751
Stock-based compensation	41,531	—	41,531	—
Interest expense, net	5,167	7,695	12,126	15,953
Benefit from income taxes	(3,045)	(5,519)	(3,958)	(9,130)
Acquisition, restructuring and integration costs	2,408	1,699	2,578	1,851
IPO readiness costs (a)	93	—	1,038	—

Adjusted EBITDA	$25,694	$3,837	$44,481	$10,530

Adjusted EBITDA margin	34%	8%	32%	10%

(a)	IPO readiness costs for the three and six months ended June 30, 2021 consist of third-party costs incurred in preparation and completion of our IPO.

Operating Expenses Excluding Stock-Based Compensation

(Non-GAAP)

	Operating Expenses	Stock-Based Compensation	Operating Expenses Excluding Stock- Based Compensation	Operating Expenses
	Three Months Ended,	Three Months Ended,	Three Months Ended,	Three Months Ended,
(In thousands, 000s)	June 30, 2021	June 30, 2021	June 30, 2021	June 30, 2020	$ Change	% Change
Costs of revenue	$12,925		$12,925	$8,756	$4,169	48%
Sales and marketing	27,268	10,807	16,461	16,754	(293)	-2%
Technology and development	20,176	7,009	13,167	12,726	441	3%
General and administrative	33,044	23,715	9,329	7,946	1,383	17%
Depreciation and amortization	14,603		14,603	16,413	(1,810)	-11%

Total operating expenses	$108,016	$41,531	$66,485	$62,595	$3,890	6%

Conference Call and Webcast Information

IAS will host a conference call and live webcast to discuss itssecond quarter 2021 financial results today at 5:00 p.m. ET. To access the conference call, please dial US/Canada Toll-Free: 877-313-2138 International: 470-495-9538 Conference ID: 9609315 The webcast will beavailable live on IAS’s investor relations website: https://investors.integralads.com. A replay will be available following the conclusion of the call.

About Integral Ad Science

Integral Ad Science (IAS) is a global leader in digital media quality. IAS makes every impression count, ensuring that ads are viewable by real people, in safe and suitable environments, activating contextual targeting, and driving supply path optimization. Our mission is to be the global benchmark for trust and transparency in digital media quality for the world’s leading brands, publishers, and platforms. We do this through data-driven technologies with actionable real-time signals and insight. Founded in 2009 and headquartered in New York, IAS works with thousands of top advertisers and premium publishers worldwide. For more information, visit integralads.com.

Forward-Looking Statements

This earnings press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: (i) the adverse effect on our business, operating results, financial condition, and prospects from the current COVID-19 pandemic and related economic downturns; (ii) our dependence on the overall demand for advertising; (iii) our dependence on the overall demand for advertising; (iv) a failure to innovate or make the right investment decisions; (v) our failure to maintain or achieve industry accreditation standards; (vi) our ability to compete successfully with our current or future competitors in an intensely competitive market; (vii) our dependence on integrations with advertising platforms, demand-sideproviders (“DSPs”) and proprietary platforms that we do not control; (viii) our international expansion; (ix) our ability to expand into new channels; (x) our ability to sustain our profitability and revenue growth rate decline; (xi) risks that our customers do not pay or choose to dispute their invoices; (xii) risks of material changes to revenue share agreements with certain DSPs; (xiii) the impact that any future acquisitions, strategic investments, or alliances may have on our business, financial condition, and results of operations; (xiv) interruption by man-made problems such as terrorism, computer viruses, or social disruption impacting advertising spending; and (xv) other factors disclosed in the section entitled “Risk Factors” Prospectus filed with the SEC on July 1, 2021 in connection with our initial public offering. Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Investor Contact:

Lally Zirkle

Investor Relations at IAS

Jonathan Schaffer and Cameron Felton

The Blueshirt Group, for IAS

ir@integralads.com

Media Contact:

Julie Nicholson

jnicholson@integralads.com